UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2006

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events.

On December 12, 2006, salesforce.com, inc. (the “Company”) issued a press release announcing an increase in its revenue outlook for its full fiscal year 2008. The Company now expects revenue to be in the range of $710 million to $720 million for its fiscal year ending January 31, 2008. On November 15, 2006, the Company said that it expected fiscal 2008 revenue to be between $700 million and $710 million. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 12, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2006	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release dated December 12, 2006